     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 4, 1999
                                                      REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                  FORM S-8/S-3
                             REGISTRATION STATEMENT
(INCLUDING REGISTRATION OF SHARES FOR RESALE BY MEANS OF A FORM S-3 PROSPECTUS)
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                             SERENA SOFTWARE, INC.
             (Exact name of Registrant as specified in its charter)

             DELAWARE                               94-2669809
     (State of incorporation)             (I.R.S. Employer Identification
                                                      Number)

                        500 AIRPORT BOULEVARD, 2ND FLOOR
                       BURLINGAME, CALIFORNIA 94010-1904
          (Address of principal executive offices, including zip code)
                           --------------------------

           AMENDED AND RESTATED 1997 STOCK OPTION AND INCENTIVE PLAN
                       1999 EMPLOYEE STOCK PURCHASE PLAN
                           1999 DIRECTOR OPTION PLAN
                            (Full title of the plan)
                           --------------------------

                                RICHARD A. DOERR
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                             SERENA SOFTWARE, INC.
                        500 AIRPORT BOULEVARD, 2ND FLOOR
                       BURLINGAME, CALIFORNIA 94010-1904
                                 (650) 696-1800
(Name, address and telephone number, including area code, of agent for service)
                           --------------------------

                                    COPY TO:

                            DOUGLAS H. COLLOM, ESQ.
                        WILSON SONSINI GOODRICH & ROSATI
                            PROFESSIONAL CORPORATION
                               650 PAGE MILL ROAD
                              PALO ALTO, CA 94304
                                 (650) 493-9300
                           --------------------------

                        CALCULATION OF REGISTRATION FEE

                                                               PROPOSED         PROPOSED
                                           MAXIMUM AMOUNT      MAXIMUM          MAXIMUM
                                               TO BE        OFFERING PRICE     AGGREGATE        AMOUNT OF
  TITLE OF SECURITIES TO BE REGISTERED     REGISTERED(1)      PER SHARE      OFFERING PRICE  REGISTRATION FEE
Common Stock, $0.001 par value
  Issued pursuant to restricted stock
    purchase agreements under Amended
    and Restated 1997 Stock Option and
    Incentive Plan......................  1,986,001 shares     $9.06250(2)   $17,998,134.06     $ 5,003.48
  To be issued under Amended and
    Restated 1997 Stock Option and
    Incentive Plan......................  2,563,999 shares     $7.57128(3)   $19,412,756.88     $ 5,396.74
  To be issued under 1999 Employee Stock
    Purchase Plan.......................    225,000 shares     $7.70313(4)   $ 1,733,203.13     $   481.83
  To be issued under 1999 Director
    Option Plan.........................    150,000 shares     $9.06250(5)   $ 1,359,375.00     $   377.91
    TOTAL...............................  4,925,000 shares                   $40,503,469.06     $11,259.96

(1) For the sole purpose of calculating the registration fee, the number of shares to be registered under this Registration Statement has been broken down into four subtotals.

(2) Computed in accordance with Rule 457(c) under the Securities Act. Such computation is based on the average high and low sales prices of SERENA common stock as reported by the Nasdaq National Market on August 3, 1999.

(3) Computed in accordance with Rule 457(h) and Rule 457(c) under the Securities Act. Such computation is based on the weighted average exercise price of $6.25 per share covering 1,359,461 outstanding options and the estimated exercise price of $9.06250 covering 1,204,538 authorized but unissued shares under our 1997 Stock Option and Incentive Plan. The estimated exercise price of $9.06250 per share was computed in accordance with Rule 457(h) by averaging the high and low prices of a share of SERENA Common Stock as reported by the Nasdaq National Market on August 3, 1999.

(4) The exercise price of $7.70313 per share, computed in accordance with Rule 457(h) under the Securities Act, is 85% of the closing price of a share of SERENA common stock as reported by the Nasdaq National Market on August 3, 1999, the current enrollment date. Pursuant to Section 2(n) of the 1999 Employee Stock Purchase Plan (Exhibit 10.3A) hereto, shares are sold at 85% of the lesser of the fair market value of such shares on the enrollment date or on the exercise date.

(5) Computed in accordance with Rule 457(h). Such computation is based on the estimated exercise price of $9.06250 per share covering 150,000 authorized but unissued shares under our 1999 Director Option Plan. The estimated exercise price of $9.06250 per share was computed in accordance with Rule 457(h) by averaging the high and low prices of a share of SERENA Common Stock as reported by the Nasdaq National Market on August 3, 1999.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

PROSPECTUS

                                     [LOGO]

                                1,986,001 SHARES
                                  COMMON STOCK
                               ------------------

    This prospectus relates to 1,986,001 shares of SERENA common stock which may
be offered from time to time by selling stockholders identified on page   for
their own accounts. It is anticipated that the selling stockholders will offer shares for sale at prevailing prices on the Nasdaq National Market on the date of sale. SERENA will receive no part of the proceeds from sales made hereunder. The selling stockholders will bear all sales commissions and similar expenses. Any other expenses incurred by SERENA in connection with the registration and offering and not borne by the selling stockholders will be borne by SERENA. None of the shares offered pursuant to this prospectus have been registered prior to the filing of the registration statement of which this prospectus is a part.

    Our common stock is traded on the Nasdaq National Market under the Nasdaq Symbol SRNA. On August 3, 1999, the last reported sale price of the common stock was $8.6875 per share.

    THE COMMON STOCK OFFERED HEREBY INVOLVES A HIGH DEGREE OF RISK. SEE "RISK FACTORS," BEGINNING ON PAGE 5.

    These securities have not been approved or disapproved by the SEC or any state securities commission nor has the SEC or any state securities commission passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

                            ------------------------

                 The date of this prospectus is August 4, 1999

                               TABLE OF CONTENTS
                                   PROSPECTUS

                                                                                                                PAGE
                                                                                                                -----
ADDITIONAL INFORMATION ABOUT SERENA........................................................................           3

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE..........................................................           3

SERENA.....................................................................................................           4

RISK FACTORS...............................................................................................           5

FORWARD-LOOKING STATEMENTS.................................................................................          16

USE OF PROCEEDS............................................................................................          16

SELLING SECURITY HOLDERS...................................................................................          17

PLAN OF DISTRIBUTION.......................................................................................          19

INDEMNIFICATION OF DIRECTORS AND OFFICERS..................................................................          21

EXPERTS....................................................................................................          21

                            ------------------------

    YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION DIFFERENT FROM THAT CONTAINED IN THIS PROSPECTUS. THE SELLING STOCKHOLDERS ARE OFFERING TO SELL, AND SEEKING OFFERS TO BUY, SHARES OF SERENA COMMON STOCK ONLY IN JURISDICTIONS WHERE OFFERS AND SALES ARE PERMITTED. THE INFORMATION CONTAINED IN THIS PROSPECTUS IS ACCURATE ONLY AS OF THE DATE OF THIS PROSPECTUS, REGARDLESS OF THE TIME OF DELIVERY OF THIS PROSPECTUS OR OF ANY SALE OF THE SHARES. IN THIS PROSPECTUS, THE "COMPANY," "SERENA," "WE," "US" AND "OUR" REFER TO SERENA SOFTWARE, INC.

                      ADDITIONAL INFORMATION ABOUT SERENA

    We are subject to the informational reporting requirements of the SEC Exchange Act, and we file reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information about the public reference rooms. Our SEC filings are also available to the public from our Web site at http://www.serena.com or the SEC's Web site at http://www.sec.gov. Information contained on SERENA's Web site does not constitute part of this prospectus.

    This prospectus contains information concerning SERENA and the sale of our common stock by the selling stockholders, but does not contain all the information set forth in the registration statement on which SERENA has filed with the SEC under the Securities Act. Statements made in this prospectus as to the contents of any referenced contract, agreement or other document are not necessarily complete, and such statements are qualified by reference to the applicable contract, agreement or other document. The registration statement, including various exhibits, may be obtained upon payment of the fee prescribed by the SEC, or may be examined without charge at the SEC's office in Washington, D.C.

               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

    There are hereby incorporated by reference in this prospectus the following documents and information heretofore filed with the SEC.

        (1) Our Annual Report on Form 10-K for the fiscal year ended January 31, 1999.

        (2) Our Quarterly Report on Form 10-Q for the quarter ended April 30, 1999, filed pursuant to Section 13 of the Exchange Act.

        (3) The description of our common stock contained in the Registration Statement on Form 8-A filed January 22, 1999 pursuant to Section 12(g) of the Exchange Act.

    All documents subsequently filed by SERENA pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities registered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing of such documents.

    Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of the registration statement or this prospectus to the extent that a statement contained herein, in a prospectus supplement or in any other document subsequently filed with the SEC which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the registration statement or this prospectus.

    We will provide without charge to each person to whom a copy of this prospectus is delivered, upon written or oral request of any such person, a copy of any and all of the information that has been or may be incorporated by reference in this prospectus. Requests for such copies should be directed to Vita A. Strimaitis, General Counsel, at our headquarters at 500 Airport Boulevard, 2nd Floor, Burlingame, California 94010-1904. Our telephone number at that location is (650) 696-1800.

                                     SERENA

    We are a leading provider of software change management, or SCM, products and services used to manage and control software change for organizations whose business operations are dependent on managing information technology, or IT. We have developed highly effective solutions for managing software change that enable our customers to improve their return on IT investments by increasing programmer productivity and reducing application development and IT infrastructure maintenance costs. A key challenge for IT managers is managing software change throughout the business organization, including new version releases, "bug fixes," upgrades and application introductions. Our products help IT managers manage software changes to applications by automating the software application life cycle. IT managers use our products to track software changes during the software application design and development process, manage separate programming teams that are concurrently developing and enhancing applications, and oversee the deployment of software applications. Any software change, if not managed effectively, has the potential to cause system outages or corrupt data which can result in disruption and lost business.

    Successful management of IT infrastructure requires managing rapid and unpredictable technological change within increasingly complex and diverse computing environments. Business issues such as competitive pressures, short time-to-market windows, regulatory changes and Year 2000 and European Monetary Union conversions introduce additional requirements for managing software change. Our products are designed to assist businesses in addressing these types of complexities by automating the management of changes to software applications.

    Our FULL.CYCLE MAINFRAME product suite creates an IT environment that improves product consistency, enhances software integrity, protects valuable software assets and facilitates concurrent application development efforts by separate programming teams. The FULL.CYCLE MAINFRAME product suite is designed to support the mainframe platform and, to date, all of our software license revenue has been attributable to the sale of these mainframe products.

    We intend to maintain our technology leadership in providing SCM solutions for the mainframe and to use the proprietary technology and expertise incorporated in our FULL.CYCLE MAINFRAME products to develop our SCM product suite for the desktop, FULL.CYCLE DESKTOP. This will enable us to provide customers with a complete SCM solution across the IT organization. We released an initial version of our first desktop product, DETECT+RESOLVE, in December 1998. Managing software change on the mainframe and desktop platforms have many similarities. These similarities include the need to develop and enforce consistent software change policies and procedures and a process to control all types of software changes. Software changes occur in all phases of the application life cycle, from the initial business request through development, testing and production and into maintenance and support phases.

    We were incorporated in California in 1980 and reincorporated in Delaware in 1998. Our headquarters are located at 500 Airport Boulevard, 2nd Floor, Burlingame, California 94010-1904. Our telephone number at that location is
(650) 696-1800.

                                  RISK FACTORS

    PROSPECTIVE INVESTORS IN THE SHARES OF COMMON STOCK OFFERED HEREBY SHOULD CAREFULLY CONSIDER THE FOLLOWING RISK FACTORS, IN ADDITION TO THE OTHER INFORMATION CONTAINED IN THIS PROSPECTUS OR IN DOCUMENTS INCORPORATED BY REFERENCE HEREIN. THE RISK FACTORS SET FORTH HEREIN REFLECT THOSE RISKS KNOWN TO OUR MANAGEMENT AS OF THE DATE OF THE FILING OF THIS REGISTRATION STATEMENT ON FORM S-8/S-3, AND WHICH MANAGEMENT BELIEVES COULD BE MATERIAL TO OUR BUSINESS, OPERATING RESULTS AND FINANCIAL CONDITION. SUCH FACTORS MAY CHANGE OVER TIME AND MAY DIFFER MATERIALLY FROM THE RISK FACTORS LISTED HEREIN. PROSPECTIVE INVESTORS ARE CAUTIONED TO REVIEW, IN ADDITION TO THE RISK FACTORS SET FORTH HEREIN, THE RISK FACTORS CONTAINED IN "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS" CONTAINED IN OUR MOST RECENT ANNUAL REPORT ON FORM 10-K OR QUARTERLY REPORT ON FORM 10-Q AS WELL AS THE ADDITIONAL INFORMATION CONTAINED IN SUCH REPORTS AND OUR OTHER FILINGS UNDER THE EXCHANGE ACT.

THERE ARE MANY FACTORS, INCLUDING SOME BEYOND OUR CONTROL, THAT MAY CAUSE FLUCTUATIONS IN OUR QUARTERLY OPERATING RESULTS.

    Our quarterly operating results have varied greatly in the past and may vary greatly in the future depending upon a number of factors described below and elsewhere in this "Risk Factor" section of this prospectus, including many that are beyond our control. As a result, we believe that quarter-to-quarter comparisons of our financial results are not necessarily meaningful, and you should not rely on them as an indication of our future performance. Factors that may materially affect our quarterly operating results include the following, as well as others discussed in this prospectus:

    - The size, timing and contractual terms of large orders for our software products

    - The budgeting cycles of our customers and potential customers and their willingness to invest in new SCM solutions or upgrade their existing solutions

    - Market demand for our software products and services, including our desktop products that are currently under development

    - Our ability to develop and introduce on a timely basis and to market new and enhanced versions of our software, including our desktop products currently under development

    - Seasonal trends in customer purchasing patterns

    - Activities by our competitors, including releases of new software products, changes in pricing policies and acquisitions or strategic partnership activities

    - Any downturn in our customers' businesses, in the domestic economy or in international economies where our customers do substantial business

    - Changes in the mix of software products and services sold by us, including the mix between higher margin software products and lower margin maintenance and services and the percentage of software products sold which require us to pay a sublicense fee to a third party

    - Our ability to hire, integrate and retain technical, sales, marketing and professional services personnel

    - Risks associated with our planned international expansion, including longer sale cycles and currency fluctuations

    - Changes in our pricing policies resulting from competitive pressures or other factors

    - Cancellation of maintenance agreements by customers or any significant decrease in the percentage of customers who renew their maintenance agreements with us

    - Software defects and other product quality problems

    Our software license revenue in any quarter depends on orders booked and shipped in the last month, weeks or days of that quarter. At the end of each quarter, we typically have either minimal or no backlog of orders for the subsequent quarter. If a large number of orders or several large orders do not occur or are deferred, our revenue in that quarter could be substantially reduced. This would materially adversely affect our operating results and could impair our business in future periods. Because we do not know when, or if, our potential customers will place orders and finalize contracts, we cannot accurately predict our revenue and operating results for future quarters.

    Historically, a majority of our revenue has been attributable to the licenses of our FULL.CYCLE MAINFRAME software products. Changes in the mix of software products and services sold by us, including the mix between higher margin software products and lower margin maintenance and services, could materially affect our operating results for future quarters as could the percentage of software products sold which require us to pay a sublicense fee to a third party.

SEASONAL TRENDS IN SALES OF OUR SOFTWARE PRODUCTS MAY AFFECT OUR QUARTERLY OPERATING RESULTS.

    We have experienced and expect to continue to experience seasonality in sales of our software products. These seasonal trends materially affect our quarter-to-quarter operating results. Revenue and operating results in our quarter ending January 31 are typically higher relative to our other quarters, because many customers make purchase decisions based on their calendar year-end budgeting requirements. In addition, our January quarter tends to reflect the effect of the incentive compensation structure for our sales organization, which is based on satisfaction of fiscal year-end quotas. As a result, we have historically experienced a substantial decline in revenue in the first quarter of each fiscal year relative to the preceding quarter. We are also currently attempting to expand our presence in international markets, particularly in Europe. We expect our quarter ending October 31 to reflect the effects of summer slowing of international business activity and spending activity generally associated with that time of year, particularly in Europe. To the extent that our revenue in Europe or other parts of the world increase in future periods, we expect our period-to-period revenues to reflect any seasonal buying patterns in these markets.

WE EXPECT THAT OUR OPERATING EXPENSES WILL INCREASE SUBSTANTIALLY IN THE FUTURE AND THESE INCREASED EXPENSES MAY ADVERSELY AFFECT OUR FUTURE OPERATING RESULTS AND FINANCIAL CONDITION.

    Although SERENA has been profitable in recent years, we may not remain profitable on a quarterly or annual basis in the future. We anticipate that our expenses will increase substantially in the foreseeable future as we:

    - Increase our sales and marketing activities, including expanding our United States and international direct sales forces and extending our telesales efforts

    - Develop our technology, including our FULL.CYCLE DESKTOP suite of SCM products for the desktop platform

    - Broaden our professional services offerings and delivery capabilities

    - Expand our distribution channels

    - Pursue strategic relationships and acquisitions

    With these additional expenses, in order to maintain our current levels of profitability, we will be required to increase our revenue correspondingly. Any failure to significantly increase our revenue as we implement our product, service and distribution strategies would materially adversely affect our business, quarterly and annual operating results and financial condition. Although our revenue has grown in recent years, we do not believe that we will maintain this rate of revenue growth. In addition, we may not experience any revenue growth in the future, and our revenue could in fact decline. Our efforts to expand our software product suites, sales and marketing activities, direct and indirect distribution channels and professional service offerings and to pursue strategic relationships or acquisitions may not succeed or may prove more expensive than we currently anticipate. As a result, we cannot predict our future operating results with any degree of certainty.

OUR FUTURE REVENUE IS SUBSTANTIALLY DEPENDENT UPON OUR INSTALLED CUSTOMERS RENEWING MAINTENANCE AGREEMENTS FOR OUR PRODUCTS AND LICENSING ADDITIONAL SERENA SCM PRODUCTS; OUR FUTURE PROFESSIONAL SERVICE AND MAINTENANCE REVENUE IS DEPENDENT ON FUTURE SALES OF OUR SOFTWARE PRODUCTS.

    We depend on our installed customer base for future revenues from maintenance renewal fees and licenses of additional SCM products. If our customers do not purchase additional products or cancel or fail to renew their maintenance agreements, this could materially adversely affect our business and future quarterly and annual operating results. The terms of our standard license arrangements provide for a one-time license fee and a prepayment of one year of software maintenance and support fees. The maintenance agreements are renewable annually at the option of the customers and there are no minimum payment obligations or obligations to license additional software. Therefore, our current customers may not necessarily generate significant maintenance revenue in future periods. In addition, our customers may not necessarily purchase additional products, upgrades or professional services. Our professional service revenue and maintenance revenue are also dependent upon the continued use of these services by our installed customer base. Any downturn in our software license revenue would have a negative impact on the growth of our professional service revenue and maintenance revenue in future quarters.

WE HAVE RELIED AND EXPECT TO CONTINUE TO RELY ON SALES OF OUR FULL.CYCLE MAINFRAME PRODUCTS FOR OUR REVENUE.

    Historically, all of our software license revenue has resulted from the sale of our FULL.CYCLE MAINFRAME products. Any factors adversely affecting the pricing of, demand for or market acceptance of our FULL.CYCLE MAINFRAME products, such as competition or technological change, could materially adversely affect our business and quarterly and annual operating results. In particular, CHANGE MAN and COMPAREX, two of our FULL.CYCLE MAINFRAME products, have been responsible for a substantial majority of our revenue. We expect that these products will continue to account for a large portion of our software license revenue for the foreseeable future. Our future operating results depend on the continued market acceptance of our FULL.CYCLE MAINFRAME products, including future enhancements.

IF THE SCM MARKET DOES NOT EVOLVE AS WE ANTICIPATE, OUR BUSINESS WILL BE ADVERSELY AFFECTED.

    If we fail to properly assess and address the SCM market or if our products and services fail to achieve market acceptance for any reason, our business and quarterly and annual operating results would be materially adversely affected. The SCM market is in an early stage of development. IT organizations have traditionally addressed SCM needs internally and have only recently become aware of the benefits of third-party SCM solutions as their SCM requirements have become more complex. Since the market for our products is still evolving, it is difficult to assess the competitive environment or the size of the market that may develop. Our future financial performance will depend in large part on the continued growth in the number of businesses adopting third-party SCM products and the expansion of their use on a company-wide basis. The SCM market for third-party products may grow more slowly than we anticipate. In addition, technologies, customer requirements and industry standards may change rapidly. If we cannot improve or augment our products as rapidly as existing technologies, customer requirements and industry standards evolve, our products or services could become obsolete. The introduction of new or technologically superior products by competitors could also make our products less competitive or obsolete. As a result of any of these factors, our position in existing markets or potential markets could be eroded.

OUR BUSINESS IS DEPENDENT ON THE CONTINUED MARKET FOR IBM AND IBM-COMPATIBLE MAINFRAMES.

    We are substantially dependent upon the continued use and acceptance of IBM and IBM-compatible mainframes and the growth of this market. If the role of the mainframe does not increase as we anticipate, or if it in any way decreases, this would materially adversely affect our business, future quarterly and annual operating results and financial condition. Additionally, if there is a wide acceptance of other platforms or if new platforms emerge that provide enhanced enterprise server capabilities, our business and future operating results may be materially adversely affected. Substantially all of our software license revenue to date has been attributable to sales of our FULL.CYCLE MAINFRAME products. We expect that, for the foreseeable future, substantially all of our software license revenue will continue to come from sales of our mainframe products. As a result, future sales of our existing products and associated maintenance revenue and professional service revenue will depend on continued use of mainframes. Recently there has been a trend away from the use of centralized mainframes in enterprise computing environments to more decentralized client/server networks. Although some IT organizations are using mainframes as large enterprise servers, this practice is relatively new and still emerging and may not continue.

OUR INTRODUCTION OF SERENA SCM PRODUCTS FOR THE DESKTOP MAY NOT BE SUCCESSFUL.

    We are currently developing our FULL.CYCLE DESKTOP product suite which is designed to support the desktop platform. If we do not successfully develop, market, sell and support our FULL.CYCLE DESKTOP products, this would materially adversely affect our business and our future quarterly and annual operating results. Historically, all of our products have been designed for the mainframe platform, and all of our software license revenue, maintenance revenue and professional services revenue to date have been attributable to licenses for these mainframe products. We do not have experience developing, marketing, selling or supporting desktop products. Developing, marketing and selling our desktop products will require significant resources that we may not have. Our sales and marketing organizations have historically focused exclusively on sales of our products for the mainframe and have limited experience marketing and selling desktop products. Additionally, we do not have any experience in providing support services for desktop products. Competition for experienced software engineers, sales personnel and support staff is intense and if we fail to attract qualified personnel this would impair our ability to support our FULL.CYCLE DESKTOP products. Many of our competitors have substantially greater experience providing desktop compatible software products than we do, and many also have significantly greater financial and organizational resources.

WE MAY EXPERIENCE DELAYS IN DEVELOPING OUR PRODUCTS WHICH COULD ADVERSELY AFFECT OUR BUSINESS.

    If we are unable, for technological or other reasons, to develop and introduce new and improved products in a timely manner, this could materially adversely affect our business and future quarterly and annual operating results. We have experienced product development delays in new version and update releases in the past and may experience similar or more significant product delays in the future. To date, none of these delays has materially affected our business. Difficulties in product development could delay or prevent the successful introduction or marketing of new or improved products or the delivery of new versions of our products to our customers. In particular, we may experience delays in introducing our FULL.CYCLE DESKTOP product suite. While we anticipate releasing initial versions of our FULL.CYCLE DESKTOP products, other than DETECT+RESOLVE which we released in December 1998, before the end of calendar 1999, any delay in releasing our new desktop products, for whatever reason, would impair our revenue growth.

WE HAVE EXPERIENCED SIGNIFICANT GROWTH IN OUR BUSINESS IN RECENT PERIODS AND OUR ABILITY TO MANAGE THIS GROWTH AND ANY FUTURE GROWTH WILL AFFECT OUR BUSINESS.

    Our ability to compete effectively and to manage our recent growth, any future growth and our future quarterly and annual operating results will depend in part on our ability to implement and expand operational, customer support and financial control systems and to train and manage our employees. We may not be able to augment or improve existing systems and controls or implement new systems and controls in response to future growth, if any. Any failure to manage growth could materially adversely affect our business. Since the beginning of fiscal 1998 we have significantly expanded our sales, marketing and professional service activities. This expansion included our September 1998 acquisition of Optima software which significantly increased the size of our sales, marketing and professional service organizations. This growth has resulted, and any future growth will result, in new and increased responsibilities for management personnel.

WE WILL NEED TO EXPAND OUR DISTRIBUTION CHANNELS IN ORDER TO EXPAND OUR BUSINESS AND A NUMBER OF FACTORS MAY HINDER OUR ABILITY TO ACCOMPLISH THIS GOAL.

    If we fail to significantly expand our direct sales and telesales force, our ability to sell our products into new markets and to increase our product penetration into our existing markets will be impaired. Failure to expand our distribution channels through any of these means could materially adversely affect our business and our future quarterly and annual operating results. In addition, our ability to achieve revenue growth in future periods will be heavily dependent on our success in recruiting and training sufficient direct sales personnel. We are planning to significantly expand our direct sales efforts in North America and Europe and while we are investing, and plan to continue to invest, substantial resources on this expansion, we have at times experienced, and expect to continue to experience, difficulty in recruiting and retaining qualified direct sales personnel. In addition to expanding our direct sales efforts, we are also currently investing, and we intend to continue to invest, substantial resources in selling our products through telesales personnel. We also intend to extend our distribution channels by partnering with leading helpdesk management, software distribution application and system framework providers and may also attempt to develop additional sales and marketing channels through system integrators, original equipment manufacturers and other partners.

WE WILL NEED TO EXPAND OUR PROFESSIONAL SERVICES ORGANIZATION IN ORDER TO EXPAND OUR BUSINESS AND A NUMBER OF FACTORS MAY HINDER OUR ABILITY TO ACCOMPLISH THIS GOAL.

    Our existing professional services and customer support organizations may not be sufficient to manage any future growth in our business. The failure to expand our professional services and customer support organizations or to integrate Optima's professional services personnel into our professional services organization could materially adversely affect our business. While we intend to significantly expand our professional services and customer support organizations, including providing these services for both desktop and mainframe applications and systems, we may not be able to do so. Competition for additional qualified technical personnel to perform these services is intense.

    We believe that providing high quality consulting, training, customer support and education is essential to maintaining our competitive position. If we are unable to provide comprehensive consulting and support services to our existing and prospective customers, this may materially adversely affect our business and ability to sell our products. Consulting services and customer support are critical to our future success because the market for third party SCM solutions is still evolving, and many organizations have limited experience using third party SCM solutions. Customers have only recently begun to look to third party providers for SCM solutions as the complexity of computer networks and number of applications has increased.

WE INTEND TO EXPAND OUR INTERNATIONAL OPERATIONS AND MAY ENCOUNTER A NUMBER OF PROBLEMS IN DOING SO; THERE ARE ALSO A NUMBER OF FACTORS ASSOCIATED WITH INTERNATIONAL OPERATIONS THAT COULD ADVERSELY AFFECT OUR BUSINESS.

    EXPANSION OF INTERNATIONAL OPERATIONS. We intend to expand the scope of our international operations and currently have subsidiaries in the United Kingdom and in Germany. If we are unable to expand our international operations successfully and in a timely manner, this could materially adversely affect our business and quarterly and annual operating results. Our continued growth and profitability will require continued expansion of our international operations, particularly in Europe. In addition, in calendar 1999, we intend to open additional international offices, including at least one additional European office. We have only limited experience in marketing, selling and supporting our products internationally. Additionally, we do not have any experience in developing foreign language versions of our products. Such development may be more difficult or take longer than we anticipate. We may not be able to successfully market, sell, deliver and support our products internationally.

    RISKS OF INTERNATIONAL OPERATIONS. Our international revenue is attributable principally to our European operations. Our international operations are, and any expanded international operations will be, subject to a variety of risks associated with conducting business internationally that could materially adversely affect our business and future quarterly and annual operating results, including the following:

    - Difficulties in staffing and managing international operations

    - Problems in collecting accounts receivable

    - Longer payment cycles

    - Fluctuations in currency exchange rates

    - Seasonal reductions in business activity during the summer months in Europe and certain other parts of the world

    - Recessionary environments in foreign economies

    - Increases in tariffs, duties, price controls or other restrictions on foreign currencies or trade barriers imposed by foreign countries

FLUCTUATIONS IN THE VALUE OF FOREIGN CURRENCIES COULD RESULT IN CURRENCY TRANSACTION LOSSES FOR SERENA.

    A majority of our international business is conducted in foreign currencies, principally the British pound. Fluctuations in the value of foreign currencies relative to the U.S. dollar have caused and will continue to cause currency transaction gains and losses. We cannot predict the effect of exchange rate fluctuations upon future quarterly and annual operating results. We may experience currency losses in the future. To date, we have not adopted a hedging program to protect SERENA from risks associated with foreign currency fluctuations.

SERENA IS SUBJECT TO INTENSE COMPETITION IN THE SCM INDUSTRY AND WE EXPECT TO FACE INCREASED COMPETITION IN THE FUTURE, INCLUDING COMPETITION IN THE SCM DESKTOP MARKET.

    We may not be able to compete successfully against current or future competitors and such inability would materially adversely affect our business, quarterly and annual operating results and financial condition. The market for our products is highly competitive and diverse. Moreover, the technology for SCM products may change rapidly. New products are frequently introduced, and existing products are continually enhanced. Competition may also result in changes in pricing policies by SERENA or our competitors which could materially adversely affect our business and future quarterly and annual operating results. Competitors vary in size and in the scope and breadth of the products and services that they offer. Many of our current and potential competitors have greater financial, technical, marketing and other resources than we do. As a result, they may be able to respond more quickly to new or emerging technologies and changes in customer requirements. They may also be able to devote greater resources to the development, promotion and sale of their products than we can.

    EXISTING COMPETITION. We currently face competition from a number of sources, including:

    - Customers' internal IT departments

    - Providers of SCM products that compete directly with CHANGE MAN and COMPAREX such as Computer Associates, IBM and smaller private companies

    - Providers of SCM application development programmer productivity and system management products such as Compuware, IBM and smaller private companies

    FUTURE COMPETITION. We may face competition in the future from established companies who have not previously entered the mainframe SCM market or from emerging software companies. Barriers to entry in the software market are relatively low. Increased competition may materially adversely affect our business and future quarterly and annual operating results due to price reductions, reduced gross margins and reduction in market share. Established companies may not only develop their own mainframe SCM solutions, but they may also acquire or establish cooperative relationships with our current competitors, including cooperative relationships between large, established companies and smaller private companies. Because larger companies have significant financial and organizational resources available, they may be able to quickly penetrate the mainframe SCM market through acquisitions or strategic relationships and may be able to leverage the technology and expertise of smaller companies and develop successful SCM products for the mainframe. We expect that the software industry, in general, and providers of SCM solutions, in particular, will continue to consolidate. It is possible that new competitors or alliances among competitors may emerge and rapidly acquire significant market share.

    BUNDLING OR COMPATIBILITY RISKS. Our ability to sell our products also depends, in part, on the compatibility of our products with other third party products, particularly those provided by IBM. Developers of these third party products may change their products so that they will no longer be compatible with our products. These third party developers may also decide to bundle their products with other SCM products for promotional purposes. If that were to happen, our business and future quarterly and annual operating results may be materially adversely affected as we may be priced out of the market or no longer be able to offer commercially viable products.

    COMPETITION IN THE DESKTOP SCM MARKET. We anticipate that we will also face significant competition as we develop, market and sell our FULL.CYCLE DESKTOP products. If we are unable to successfully penetrate the desktop SCM market, our business and future quarterly and annual operating results will be materially adversely affected. We do not have experience in developing, selling, marketing or supporting desktop products since all of our products to date have been designed to support the mainframe. Penetrating the existing desktop SCM market will be difficult. Competitors in the desktop market include Merant, Microsoft, Novadigm, Novell, Rational Software and other smaller private companies.

REDUCED CUSTOMER FOCUS AND SPENDING ON YEAR 2000 REMEDIATION AND EMU CONVERSION COULD ADVERSELY AFFECT THE SALES OF CERTAIN OF OUR PRODUCTS; CUSTOMER USE OF OUR PRODUCTS FOR YEAR 2000 AND EMU ISSUES MAY NOT LEAD TO INCREASED SALES OF OUR OTHER PRODUCTS.

    Our business may be adversely affected if customers focus less on Year 2000 remediation and European Monetary Unit, or EMU, conversion issues and sales of our STARWARP and COMPAREX products decline as a result. We have derived a portion of our recent software license revenue and professional services revenue from products designed to help customers resolve SCM problems for specific business issues such as those related to Year 2000 remediation and EMU conversion. Our STARWARP product is our primary Year 2000 and EMU readiness product. Certain customers have also licensed COMPAREX to assist them in testing Year 2000 remediations and EMU conversions. Market acceptance of our products and services will depend, in large part, on whether customers use our products as part of their overall IT management strategy in addition to using them to resolve SCM problems related to specific business issues. Market acceptance of our products to address general IT business needs as well as to resolve specific business issues, such as Year 2000 remediation or EMU conversion, is critical to our business and future success. If customers do not expand their use of our products, implement new software products introduced by us or do not use our related maintenance and support services to address their general IT business requirements as well as specific issues, this will materially adversely affect our business and our ability to sell our products.

ANY DELAYS IN OUR NORMALLY LENGTHY SALES CYCLES COULD RESULT IN SIGNIFICANT FLUCTUATIONS IN OUR QUARTERLY OPERATING RESULTS.

    Our sales cycle typically takes six to 18 months to complete and varies from product to product. Any delay in the sales cycle of a large license or a number of smaller licenses could result in significant fluctuations in our quarterly operating results. The length of the sales cycle may vary depending on a number of factors over which we may have little or no control, including the size of a potential transaction and the level of competition that we encounter in our selling activities. Additionally, the emerging market for SCM products and services contributes to the lengthy sales process in that during the sales cycle we often have to teach potential customers about the use and benefits of our products. In certain circumstances, we license our software to customers on a trial basis to assist the customers in their evaluation of our products. Our sales cycle can be further extended for product sales made through third party distributors.

CERTAIN OF OUR PRODUCTS ARE LICENSED FROM THIRD PARTIES OR ARE JOINTLY-OWNED WITH THIRD PARTIES; OUR FAILURE TO MAINTAIN THESE ARRANGEMENTS WITH THIRD PARTIES COULD ADVERSELY AFFECT OUR BUSINESS.

    STARTOOL AND STARWARP. We license our STARTOOL and STARWARP products on an exclusive worldwide basis from A. Bruce Leland, one of our employees. The termination of our licenses for the STARTOOL or STARWARP products would materially adversely affect our business and quarterly and annual operating results. Mr. Leland holds all proprietary rights with respect to the STARTOOL and STARWARP technology, including any derivative works or enhancements of the existing STARTOOL and STARWARP products. Our licenses for these products are terminable by Mr. Leland upon 30 days notice in the event certain conditions occur, including our failure to pay sublicense fees to Mr. Leland on a timely basis or any other material breach by us of the license agreement. Should the licenses for the STARTOOL and STARWARP products terminate, we may not be able to replace these products which could materially adversely affect our business and future quarterly and annual operating results.

    DETECT+RESOLVE MAINFRAME. We share ownership rights in our DETECT+RESOLVE MAINFRAME, previously SYNCTRAC, technology for mainframe platforms with High Power Software. Although we have historically had primary responsibility for marketing, licensing and supporting DETECT+RESOLVE MAINFRAME, High Power Software has the ability to jointly direct these efforts. If in the future we are unable to reach agreement with High Power Software on the direction or evolution of the product, our ability to market or promote the product may be compromised. This could have a material adverse effect on our business and future quarterly and annual operating results.

OUR EXECUTIVE OFFICERS AND CERTAIN KEY PERSONNEL ARE CRITICAL TO OUR BUSINESS AND SUCH OFFICERS AND KEY PERSONNEL MAY NOT REMAIN WITH SERENA IN THE FUTURE.

    Our success will depend to a significant extent on the continued service of our senior executives and certain other key employees, including certain sales, consulting, technical and marketing personnel. If we lost the services of one or more of our executives or key employees, including if one or more of our executives or key employees decided to join a competitor or otherwise compete directly or indirectly with SERENA, this could materially adversely affect our business. In particular, we have historically relied on the experience and dedication of our product authors. With the exception of Douglas D. Troxel, SERENA's founder, Chief Technology Officer and Chairman of SERENA's board of directors, the employment of all of our senior and key employees, including key product authors, is at will. Mr. Troxel's employment is on a year-to-year basis. In addition, we do not maintain key man life insurance on our employees and have no plans to do so.

WE MAY NOT BE ABLE TO RECRUIT AND RETAIN THE PERSONNEL WE NEED.

    Our future success will likely depend in large part on our ability to attract and retain additional experienced sales, technical, marketing and management personnel. In addition, we will need to attract and retain sufficient numbers of qualified software engineers, as well as sales and marketing and support personnel, and successfully develop, market and support our FULL.CYCLE DESKTOP product suite which is currently in development. Competition for such personnel in the computer software industry is intense, and in the past we have experienced difficulty in recruiting qualified personnel, especially developers and sales personnel. We expect competition for qualified personnel to remain intense, and we may not succeed in attracting or retaining such personnel. If we do not, this could materially adversely affect our business and future quarterly and annual operating results. In addition, new employees generally require substantial training in the use of our products. This training will require substantial resources and management attention.

    INTERNATIONAL OPERATIONS. We intend to expand the scope of our international operations and these plans will require us to attract experienced management, service, marketing, sales and support personnel for our international offices. Competition for such personnel is intense, and we may not be able to attract or retain such experienced personnel.

    NON-U.S. CITIZENS WORKING IN THE UNITED STATES. To achieve our business objectives, we may recruit and employ skilled technical professionals from other countries to work in the United States. Limitations imposed by federal immigration laws and the availability of visas could materially adversely affect our ability to attract necessary qualified personnel. This may have a material adverse effect on our business and future quarterly and annual operating results.

POTENTIAL YEAR 2000 PROBLEMS WITH OUR SOFTWARE OR OUR INTERNAL OPERATING SYSTEMS COULD ADVERSELY AFFECT OUR BUSINESS.

    SERENA SOFTWARE. If any of our licensees experience Year 2000 problems as a result of their use of our software products, those licensees could assert claims for damages which, if successful, could materially adversely affect our business, future operating results and financial condition. In the ordinary course of our business, we test and evaluate our software products. We believe that our software products are generally Year 2000 compliant, meaning that the use or occurrence of dates on or after January 1, 2000 will not materially affect the performance of our software products or the ability of our products to correctly create, store, process and output information of data involving dates. However, we may learn that certain of our software products do not contain all necessary software routines and codes necessary for the accurate calculation, display, storage and manipulation of data involving dates. In addition, in certain cases, we have warranted that the use or occurrence of dates on or after January 1, 2000 will not adversely affect the performance of our products with respect to four digit date dependent data or the ability to create, store, process and output information related to such data.

    THIRD PARTY EQUIPMENT AND SOFTWARE. We use third party equipment and software that may not be Year 2000 compliant. If this third party equipment or software does not operate properly with regard to the Year 2000, we may incur unexpected expenses to remedy any problems. These costs may materially adversely affect our business. In addition, if our key systems, or a significant number of our systems, failed as a result of Year 2000 problems we could incur substantial costs and disruption of our business.

    CUSTOMER BUYING PATTERNS. In addition, the purchasing patterns of our customers and potential customers may be affected by Year 2000 issues. Many companies are spending significant resources to correct their current software systems for Year 2000 compliance. While sales of certain of our products, in particular STARWARP and COMPAREX, have benefited from increased customer spending on Year 2000 readiness, we believe sales of our CHANGE MAN product have been and will continue to be adversely affected by customer focus on Year 2000 issues. Customers with limited IT budgets who face material Year 2000 issues are spending their limited resources remediating these Year 2000 problems instead of investing in more general IT products, such as CHANGE MAN.

OUR INDUSTRY CHANGES RAPIDLY DUE TO EVOLVING TECHNOLOGY STANDARDS AND OUR FUTURE SUCCESS WILL DEPEND ON OUR ABILITY TO CONTINUE TO MEET THE SOPHISTICATED NEEDS OF OUR CUSTOMERS.

    Our future success will depend on our ability to address the increasingly sophisticated needs of our customers by supporting existing and emerging hardware, software, database and networking platforms. We will have to develop and introduce enhancements to our existing products and new products on a timely basis to keep pace with technological developments, evolving industry standards and changing customer requirements. We expect that we will have to respond quickly to rapid technological change, changing customer needs, frequent new product introductions and evolving industry standards that may render existing products and services obsolete. As a result, our position in existing markets or potential markets could be eroded rapidly by product advances. The life cycles of our products are difficult to estimate. Our growth and future financial performance will depend in part upon our ability to enhance existing applications, develop and introduce new applications that keep pace with technological advances, meet changing customer requirements and respond to competitive products. We expect that our product development efforts will continue to require substantial investments. We may not have sufficient resources to make the necessary investments. Any of these events could have a material adverse effect on our business, quarterly and annual operating results and financial condition.

THIRD PARTIES IN THE FUTURE COULD ASSERT THAT OUR PRODUCTS INFRINGE THEIR INTELLECTUAL PROPERTY RIGHTS, WHICH COULD ADVERSELY AFFECT OUR BUSINESS; THERE COULD BE POTENTIAL ADVERSE EFFECTS OF THE PENDING COMPUWARE CLAIM.

    Third parties may claim that our current or future products infringe their proprietary rights. Any claims of this type could affect our relationships with existing customers and may prevent future customers from licensing our products. Because we are dependent upon a limited number of products, any such claims, with or without merit, could be time consuming, result in costly litigation, cause product shipment delays or require us to enter into royalty or licensing agreements. Royalty or license agreements may not be available on acceptable terms or at all. We expect that software product developers will increasingly be subject to infringement claims as the number of products and competitors in the software industry segment grows and the functionality of products in different industry segments overlaps. As a result of these factors, infringement claims could materially adversely affect our business.

    In September 1998, Compuware Corporation, or Compuware, filed suit against SERENA in the United States District Court for the Eastern District of Michigan seeking unspecified compensatory damages, costs and attorneys fees, and injunctive relief based on allegations of copyright infringement, trade secret misappropriation and various tort claims related to the sale of our STARTOOL and STARWARP products. Compuware served the complaint on SERENA in November 1998. Due to the nature of litigation generally, and due to the fact that discovery is ongoing, management cannot ascertain the availability of injunctive relief or other equitable remedies or estimate the total expenses, possible damages or settlement value, if any, that may ultimately be incurred in connection with Compuware's suit. However, management believes, based on the advice of counsel, that SERENA has meritorious defenses to the allegations contained in Compuware's complaint. We believe that this matter will not have a material adverse effect on our results of operations or financial condition. This litigation could be time consuming and costly, and there can be no assurance that SERENA will necessarily prevail given the inherent uncertainties of litigation. In the event that we do not prevail in litigation, we could be prevented from selling our STARTOOL and STARWARP products or be required to enter into royalty or licensing agreements or pay monetary damages. Such royalty or licensing agreements, if required, may not be available on terms acceptable to SERENA or at all. In the event of a successful claim against us, our business, future operating results or financial condition could be materially adversely affected.

ERRORS IN OUR PRODUCTS OR THE FAILURE OF OUR PRODUCTS TO CONFORM TO SPECIFICATIONS COULD RESULT IN OUR CUSTOMERS DEMANDING REFUNDS FROM US OR ASSERTING CLAIMS FOR DAMAGES AGAINST US.

    Because our software products are complex, they often contain errors or "bugs" that can be detected at any point in a product's life cycle. While we continually test our products for errors and work with customers through our customer support services to identify and correct bugs in our software, we expect that errors in our products will continue to be found in the future. Although many of these errors may prove to be immaterial, certain of these errors could be significant. Detection of any significant errors may result in, among other things, loss of, or delay in, market acceptance and sales of our products, diversion of development resources, injury to our reputation, or increased service and warranty costs. These problems could materially adversely affect our business and future quarterly and annual operating results. In the past we have discovered errors in certain of our products and have experienced delays in the shipment of our products during the period required to correct these errors. These delays have principally related to new version and product update releases. To date none of these delays have materially affected our business. However, product errors or delays in the future, including any product errors or delays associated with the introduction of our FULL.CYCLE DESKTOP products, could be material. In addition, in certain cases we have warranted that our products will operate in accordance with specified customer requirements. If our products fail to conform to such specifications, customers could demand a refund for the software license fee paid to us or assert claims for damages.

PRODUCT LIABILITY CLAIMS ASSERTED AGAINST US IN THE FUTURE COULD ADVERSELY AFFECT OUR BUSINESS.

    We may be subject to claims for damages related to product errors in the future. While we carry insurance policies covering this type of liability, these policies may not provide sufficient protection should a claim be asserted. A material product liability claim could materially adversely affect our business. Our license agreements with our customers typically contain provisions designed to limit exposure to potential product liability claims. SERENA's standard software licenses provide that if our products fail to perform, we will correct or replace such products. If these corrective measures fail, we may be required to refund the license fee for such non-performing product. However, our standard license agreement limits our liability for non-performing products to the amount of license fee paid, if the license has been in effect for less than one year, or to the amount of the licensee's current annual maintenance fee, if the license is more than one year old. Our standard license also provides that SERENA shall not be liable for indirect or consequential damages caused by the failure of our products. Such limitation of liability provisions may, however, not be effective under the laws of certain jurisdictions to the extent local laws treat certain warranty exclusions as unenforceable. Although we have not experienced any product liability claims to date, the sale and support of our products entail the risk of such claims. In particular, issues relating to Year 2000 compliance have increased awareness of the potential adverse effects of software defects and malfunctions.

ANY ACQUISITIONS OR INVESTMENTS THAT WE MAY MAKE WILL BE SUBJECT TO A NUMBER OF FACTORS WHICH COULD ADVERSELY AFFECT OUR BUSINESS; SUCH INVESTMENTS OR ACQUISITIONS MAY DILUTE EXISTING STOCKHOLDERS.

    In the future we may make acquisitions of, or large investments in, businesses that offer products, services and technologies that we believe would help us better provide SCM products and services or help us expand our distribution channels. We may not be able to complete any such additional acquisitions in the future. Any future acquisitions or investments would present risks commonly encountered in acquisitions of businesses. The following are examples of such risks:

    - Difficulty in combining the technology, operations or work force of the acquired business

    - Disruption of SERENA's on-going businesses

    - Difficulty in realizing the potential financial or strategic benefits of the transaction

    - Difficulty in maintaining uniform standards, controls, procedures and policies

    - Possible impairment of relationships with employees and clients as a result of any integration of new businesses and management personnel

    We expect that future acquisitions, if any, could provide for consideration to be paid in cash, shares of SERENA common stock, or a combination of cash and SERENA common stock. If the consideration for such transaction is paid in common stock, this would further dilute existing stockholders. Any amortization of goodwill or other assets resulting from such acquisition transaction could materially impair our operating results and financial condition. If an acquisition or large investment were to take place, the risks described above could materially adversely affect our business and future operating results.

OUR STOCK WILL LIKELY BE SUBJECT TO SUBSTANTIAL PRICE AND VOLUME FLUCTUATIONS DUE TO A NUMBER OF FACTORS, CERTAIN OF WHICH ARE BEYOND OUR CONTROL.

    Stock prices and trading volumes for many technology companies fluctuate widely for reasons which may be unrelated to their businesses or results of operations. These fluctuations, as well as general economic, market and political conditions, could materially adversely affect the market price of SERENA's common stock.

    Future announcements concerning SERENA or our competitors could cause the market price of the common stock to fluctuate greatly. These type of announcements may include information concerning:

    - Any shortfall in SERENA's revenues or net income from revenues or net income expected by securities analysts

    - Announcements of new products by SERENA or our competitors, including announcements regarding our FULL.CYCLE DESKTOP products, currently under development

    - Quarterly fluctuations in our financial results or the results of other software companies, including those of our direct competitors

    - Changes in analysts' estimates of our financial performance, the financial performance of our competitors, or the financial performance of software companies in general

    - Changes in prices of our products or the products of our competitors

    - Changes in our revenue growth rates or the growth rates of our competitors

    - Sales of large blocks of SERENA common stock

    - Conditions in the financial markets in general and the software industry in particular

                           FORWARD-LOOKING STATEMENTS

    Certain statements under the captions "Prospectus Summary," "Risk Factors" and elsewhere in this prospectus are "forward-looking statements." These forward-looking statements include, but are not limited to, statements about our plans, objectives, expectations and intentions and other statements contained in the prospectus that are not historical facts. When used in this prospectus, the words "expects," "anticipates," "intends," "plans," "believes," "seeks," "estimates" and similar expressions are generally intended to identify forward-looking statements. Because these forward-looking statements involve risks and uncertainties, there are important factors that could cause actual results to differ materially from those expressed or implied by these forward-looking statements, including our plans, objectives, expectations and intentions and other factors discussed under "Risk Factors."

                                USE OF PROCEEDS

    SERENA will not receive any proceeds from the sale of the shares by the selling stockholders.

                            SELLING SECURITY HOLDERS

    Except as set forth below, all of the shares of common stock owned by the selling stockholders were issued pursuant to restricted stock purchase agreements or under our 1997 Stock Option and Incentive Plan. Beneficial ownership calculations are determined in accordance with the rules of the SEC and are based on 25,368,501 shares outstanding as of July 31, 1999; in computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock that are presently exercisable or that will become exercisable within 60 days of July 31, 1999 are deemed outstanding for such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Until we satisfy the requirements for use of Form S-3, which we anticipate will occur in February 2000, the volume limitations specified in Rule 144(e) under the Securities Act concerning the amount of securities to be offered by each person and any other person with whom he or she is acting in concert for the purpose of selling SERENA securities, during any three-month period apply to the sale of the securities registered hereunder. The following table shows the names of the selling stockholders and the number of shares of common stock to be sold by them pursuant to this prospectus.

                                                BENEFICIAL OWNERSHIP
                                               OF COMMON STOCK AS OF
                                                   JULY 31, 1999
                                               ----------------------     NUMBER OF SHARES OF
SELLING STOCKHOLDERS                           TOTAL NUMBER   PERCENT   COMMON STOCK REGISTERED
---------------------------------------------  ------------   -------   -----------------------
Richard A. Doerr(1)..........................   1,334,250       5.3%           1,334,250
Marianne M. Elkholy(2).......................      76,875         *               76,875
Alan H. Hunt(3)..............................      56,250         *               56,250
Robert I. Pender, Jr.(4).....................     184,500         *              184,500
Anthony G. Stayner(5)........................     117,769         *              117,769
Vita A. Strimaitis(6)........................     137,250         *              137,250
Mark E. Woodward(7)..........................      79,107         *               79,107

------------------------

 *  Less than 1%.

(1) Mr. Doerr is SERENA's President and Chief Executive Officer and a member of our board of directors. These shares are subject to a repurchase right in favor of SERENA in the event Mr. Doerr's employment with SERENA terminates. This repurchase right lapses with respect to one third of the shares subject to the agreement on the first year anniversary of Mr. Doerr's initial employment and lapses with respect to the remaining shares on a monthly basis over the succeeding two years. In the event of a change in control transaction, SERENA's right to repurchase any unvested shares will lapse.

(2) Ms. Elkholy resigned as SERENA's Vice President, Worldwide Marketing in May 1999.

(3) Mr. Hunt is a member of our board of directors. These shares are subject to a repurchase right in favor of SERENA in the event Mr. Hunt's membership in the board of directors terminates. This repurchase right lapses with respect to one quarter of the shares subject to the agreements on the first anniversary of their hire date, and the remaining shares vest ratably on a monthly basis over the succeeding three years. In the event of a change in control transaction, SERENA's right to repurchase unvested shares will lapse.

(4) Mr. Pender is SERENA's Vice President, Financial Administration, Chief Financial Officer and Secretary. These shares are subject to a repurchase right in favor of SERENA in the event Mr. Pender's employment with SERENA terminates. This repurchase right lapses with respect to one quarter of the shares subject to the agreements on the first anniversary of their hire date, and the remaining shares vest ratably on a monthly basis over the succeeding three years. In the event of a change in control transaction, SERENA's right to repurchase unvested shares will lapse.

(5) Mr. Stayner is SERENA's Vice President, Services. These shares are subject to a repurchase right in favor of SERENA in the event Mr. Stayner's employment with SERENA terminates. This repurchase right lapses with respect to one quarter of the shares subject to the agreements on the first anniversary of their hire date, and the remaining shares vest ratably on a monthly basis over the succeeding three years. In the event of a change in control transaction, SERENA's right to repurchase unvested shares will lapse.

(6) Ms. Strimaitis is SERENA's Vice President and General Counsel. These shares are subject to a repurchase right in favor of SERENA in the event Ms. Strimaitis' employment with SERENA terminates. This repurchase right lapses with respect to one quarter of the shares subject to the agreements on the first anniversary of their hire date, and the remaining shares vest ratably on a monthly basis over the succeeding three years. In the event of a change in control transaction, SERENA's right to repurchase unvested shares will lapse.

(7) Mr. Woodward is SERENA's Vice President, Sales. These shares are subject to a repurchase right in favor of SERENA in the event Mr. Woodward's employment with SERENA terminates. This repurchase right lapses with respect to one quarter of the shares subject to the agreements on the first anniversary of their hire date, and the remaining shares vest ratably on a monthly basis over the succeeding three years. In the event of a change in control transaction, SERENA's right to repurchase unvested shares will lapse.

                              PLAN OF DISTRIBUTION

    We have been advised by the selling stockholders that they intend to sell all or a portion of the shares offered hereby from time to time in the Nasdaq National Market and that sales will be made at prices prevailing in the Nasdaq National Market at the times of such sales. Selling stockholders include donees and pledgees selling shares received from a selling stockholder after the date of this prospectus subject to applicable restrictions of the Securities Act and the rules promulgated thereunder. The selling stockholders may also make private sales directly or through a broker or brokers, who may act as agent or as principal. Further, the selling stockholders may choose to dispose of the shares offered hereby by gift to a third party or as a donation to a charitable or other non-profit entity. In connection with any sales, the selling stockholders and any brokers participating in such sales may be deemed to be underwriters within the meaning of the Securities Act.

    Any broker-dealer participating in such transactions as agent may receive commissions from the selling stockholders (and, if such broker acts as agent for the purchaser of such shares, from such purchaser). Usual and customary brokerage fees will be paid by the selling stockholders. Broker-dealers may agree with the selling stockholders to sell a specified number of shares at a stipulated price per share, and, to the extent such a broker-dealer is unable to do so acting as agent for the selling stockholders, to purchase as principal any unsold shares at the price required to fulfill the broker-dealer commitment to the selling stockholders. Broker-dealers who acquire shares as principal may thereafter resell such shares from time to time in transactions (which may involve crosses and block transactions and which may involve sales to and through other broker-dealers, including transactions of the nature described above) in the over-the-counter market, in negotiated transactions or otherwise at market prices prevailing at the time of sale or at negotiated prices, and in connection with such resales may pay to or receive from the purchasers of such shares commissions computed as described above.

    We have advised the selling stockholders that Regulation M promulgated under the Exchange Act may apply to sales in the market and has informed them of the possible need for delivery of copies of this prospectus. The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act. Any commissions paid or any discounts or concessions allowed to any such broker-dealers, and, if any such broker-dealers purchase shares as principal, any profits received on the resale of such shares, may be deemed to be underwriting discounts and commissions under the Securities Act.

    If we are notified by the selling stockholders that any material arrangement has been entered into with a broker-dealer for the sale of shares through a cross or block trade, a supplemental prospectus will be filed under Rule 424(c) under the Securities Act, setting forth the name of the participating broker-dealer(s), the number of shares involved, the price at which such shares were sold by the selling stockholders, the commissions paid or discounts or concessions allowed by the selling stockholders to such broker-dealer(s), and where applicable, that such broker-dealer(s) did not conduct any investigation to verify the information set out in this prospectus.

    As of the date of this prospectus, all selling stockholders were subject to lock-up agreements pursuant to which they would not be permitted to sell, transfer or otherwise dispose of any shares of, or securities convertible into or exchangeable for, our common stock for a period of 180 days from February 11, 1999, the date of our initial public offering, without the prior written consent of Hambrecht & Quist LLC, one of the managing underwriters of the initial public offering.

    Any securities covered by this prospectus which qualify for sale pursuant to Rules 144 and 701 under the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus. In general, under Rule 144 as currently in effect, a person (or persons whose shares are aggregated), including any person who may be deemed to be an "affiliate" of SERENA, is entitled to sell within any three month period "restricted shares" beneficially owned by him or her in an amount that does not exceed the greater of 1% of the then outstanding shares of common stock or the average weekly trading volume in shares of common stock during the four calendar weeks preceding such sale, provided that at least one year has elapsed since such shares were acquired from SERENA or an affiliate of SERENA. Sales are also subject to certain requirements as to the manner of sale, notice and availability of current public information regarding SERENA. However, a person who has not been an "affiliate" of SERENA at any time within three months prior to the sale is entitled to sell his or her shares without regard to the volume limitations or other requirements of Rule 144, provided that at least one year has elapsed since such shares were acquired from SERENA or an affiliate of SERENA. In general, under Rule 701 as currently in effect, any employee, consultant or advisor of SERENA who purchases shares from SERENA in connection with a compensatory stock or option plan or other written agreement related to compensation is eligible to resell such shares 90 days after the date of our initial public offering on February 11, 1999 in reliance on Rule 144, but without compliance with certain restrictions contained in Rule 144.

    There can be no assurance that the selling stockholders will sell any or all of the shares of common stock offered under this prospectus.

                   INDEMNIFICATION OF DIRECTORS AND OFFICERS

    Section 145 of the Delaware General Corporation Law permits a corporation to include in its charter documents, and in agreements between the corporation and its directors and officers, provisions expanding the scope of indemnification beyond that specifically provided by the current law.

    Article IX of the our Amended and Restated Certificate of Incorporation provides for the indemnification of directors to the fullest extent permissible under Delaware law.

    Article VI of the our Bylaws provides for the indemnification of officers, directors and third parties acting on behalf of the corporation if such person acted in good faith and in a manner reasonably believed to be in and not opposed to the best interest of the corporation, and, with respect to any criminal action or proceeding, the indemnified party had no reason to believe his conduct was unlawful.

    We have entered into indemnification agreements with its directors and executive officers, in addition to the indemnification provided for in our Bylaws, and intend to enter into indemnification agreements with any new directors and executive officers in the future.

    Insofar as indemnification by SERENA for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions referenced in prospectus or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by SERENA of expenses incurred or paid by a director, officer, or controlling person of SERENA in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                    EXPERTS

    The consolidated financial statements and schedule of SERENA Software, Inc. and subsidiaries as of January 31, 1998 and 1999, and for each of the years in the three-year period ended January 31, 1999, have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent auditors, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

                             SERENA SOFTWARE, INC.
                       REGISTRATION STATEMENT ON FORM S-8
                                    PART II
                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

    There are hereby incorporated by reference in this prospectus the following documents and information heretofore filed with the SEC.

        (1) Our Annual Report on Form 10-K for the fiscal year ended January 31, 1999.

        (2) Our Quarterly Report on Form 10-Q for the quarter ended April 30, 1999, filed pursuant to Section 13 of the Exchange Act.

        (3) The description of our common stock contained in the Registration Statement on Form 8-A filed January 22, 1999 pursuant to Section 12(g) of the Exchange Act.

    All documents subsequently filed by SERENA pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities registered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

    Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

    Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    Section 145 of the Delaware General Corporation Law permits a corporation to include in its charter documents, and in agreements between the corporation and its directors and officers, provisions expanding the scope of indemnification beyond that specifically provided by the current law.

    Article IX of our Amended and Restated Certificate of Incorporation provides for the indemnification of directors to the fullest extent permissible under Delaware Law.

    Article VI of our Bylaws provides for the indemnification of officers, directors and third parties acting on behalf of the corporation if such person acted in good faith and in a manner reasonably believed to be in and not opposed to the best interest of the corporation, and, with respect to any criminal action or proceeding, the indemnified party had no reason to believe his conduct was unlawful.

    We have entered into indemnification agreements with its directors and executive officers, in addition to the indemnification provided for in our Bylaws, and intend to enter into indemnification agreements with any new directors and executive officers in the future.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

    The issuance of the shares being offered by the Form S-3 resale prospectus were deemed to be exempt from registration under the Securities Act in reliance on Section 4(2) of the Securities Act or Regulation D promulgated thereunder, or Rule 701 promulgated under Section 3(b) of the Securities Act, as transactions by an issuer not involving a public offering or transactions pursuant to compensatory benefit plans and contracts relating to compensation as provided under such Rule 701. The recipients of securities in each such transaction represented their intention to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof and appropriate legends were affixed to the share certificates and instruments issued in such transactions. All recipients had adequate access, through their relationship with SERENA, to information about the Registrant.

ITEM 8.  EXHIBITS.

 EXHIBIT
 NUMBER                                                  DESCRIPTION
---------  --------------------------------------------------------------------------------------------------------
   5.1     Opinion of counsel as to legality of securities being registered.

  10.2A*   Amended and Restated Stock Option and Incentive Plan

  10.2B*   Form of Option Agreement under the Amended and Restated 1997 Stock Option and Incentive Plan

  10.2C*   Form of Restricted Stock Purchase Agreement under the Amended and Restated 1997 Stock Option and
             Incentive Plan

  10.3A*   1999 Employee Stock Purchase Plan

  10.3B*   Form of Subscription Agreement under the 1999 Employee Stock Purchase Plan

  10.4A*   1999 Director Option Plan

  10.4B*   Form of Option Agreement under 1999 Director Option Plan

  23.1     Consent of counsel (contained in Exhibit 5.1).

  23.2     Independent Auditors' Consent

  24.1     Power of Attorney (see page II-4).

------------------------

 * Incorporated by reference to the exhibit bearing the same number filed with SERENA's Registration Statement on Form S-1, as amended (No. 333-67761), which the SEC declared effective on February 11, 1999.

ITEM 9.  UNDERTAKINGS.

    A. SERENA hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

        (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    B. SERENA hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of SERENA's annual report pursuant to
Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of SERENA pursuant to law, the SERENA's Certificate of Incorporation, Bylaws or indemnification agreements, SERENA has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by SERENA of expenses incurred or paid by a director, officer or controlling person of SERENA in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, SERENA will, unless in the opinion of its counsel the matter has already been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8/S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Burlingame, State of California, on this 4th day of August, 1999.

                                SERENA SOFTWARE, INC.

                                By:             /s/ RICHARD A. DOERR
                                     -----------------------------------------
                                                  Richard A. Doerr
                                       PRESIDENT AND CHIEF EXECUTIVE OFFICER

                               POWER OF ATTORNEY

    KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Richard A. Doerr and Robert I. Pender, Jr., and each of them, as his or her attorney-in-fact, with full power of substitution in each, for him or her in any and all capacities to sign any amendments to this Registration Statement on Form S-8/S-3, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact, or his substitutes, may do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

          SIGNATURE                       TITLE                    DATE
------------------------------  --------------------------  -------------------

                                President and Chief
     /s/ RICHARD A. DOERR         Executive Officer and
------------------------------    Director (Principal         August 4, 1999
      (Richard A. Doerr)          Executive Officer)

                                Vice President, Finance
                                  and Administration,
  /s/ ROBERT I. PENDER, JR.       Chief Financial Officer
------------------------------    and Secretary (Principal    August 4, 1999
   (Robert I. Pender, Jr.)        Financial and Accounting
                                  Officer)

    /s/ DOUGLAS D. TROXEL       Chairman of the Board of
------------------------------    Directors and Chief         August 4, 1999
     (Douglas D. Troxel)          Technology Officer

       /s/ ALAN H. HUNT
------------------------------  Director                      August 4, 1999
        (Alan H. Hunt)

    /s/ JERRY T. UNGERMAN
------------------------------  Director                      August 4, 1999
     (Jerry T. Ungerman)

                               INDEX TO EXHIBITS

 EXHIBIT                                                                                               SEQUENTIALLY
 NUMBER                                          DESCRIPTION                                           NUMBERED PAGE
---------  ---------------------------------------------------------------------------------------  -------------------
   5.1     Opinion of counsel as to legality of securities being registered.

  10.2A*   Amended and Restated Stock Option and Incentive Plan

  10.2B*   Form of Option Agreement under the Amended and Restated 1997 Stock Option and Incentive
             Plan

  10.2C*   Form of Restricted Stock Purchase Agreement under the Amended and Restated 1997 Stock
             Option and Incentive Plan

  10.3A*   1999 Employee Stock Purchase Plan

  10.3B*   Form of Subscription Agreement under the 1999 Employee Stock Purchase Plan

  10.4A*   1999 Director Option Plan

  10.4B*   Form of Option Agreement under 1999 Director Option Plan

  23.1     Consent of counsel (contained in Exhibit 5.1).

  23.2     Independent Auditors' Consent

  24.1     Power of Attorney (see page II-4).

------------------------

 * Incorporated by reference to the exhibit bearing the same number filed with SERENA's Registration Statement on Form S-1, as amended (No. 333-67761), which the SEC declared effective on February 11, 1999.